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                                                                      EXHIBIT 21
                                                                     (1996 10-K)



                      SUBSIDIARIES OF THE OILGEAR COMPANY

                                                     JURISDICTION
                                                       IN WHICH
             NAME OF SUBSIDIARY                      INCORPORATED
             ------------------                      ------------
            Oilgear Towler GmbH                       Republic of Germany

            Oilgear F.S.C., Inc.                      Virgin Islands

            Oilgear Ltd.                              England

            Oilgear Towler Ltd.                       England

            Oilgear Towler S.A.                       France

            Oilgear Towler S.A.                       Spain

            Oilgear Towler S.r.l.                     Italy

            Oilgear Towler Australia Pty. Ltd.        Australia

            Oilgear Mexicana S.A. de C.V.             Mexico

            Oilgear Asia PTE Ltd.                     Singapore

            Oilgear Canada Inc.                       Canada

            Oilgear Towler Polyhydron Pvt. Ltd.       India
            (51% Joint Venture)

            Harman Oilgear Pvt. Ltd.                  India
            (51% Joint Venture)






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